As filed with the Securities and Exchange Commission on August 15, 2007
Registration Statement No. 333-33362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 8
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Merrill Lynch, Pierce, Fenner & Smith Incorporated
Initial Depositor
(Exact name of registrant as specified in its charter)
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Semiconductor HOLDRSSM Trust
[Issuer with respect to the receipts]

Delaware (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	13-5674085 (I.R.S. Employer Identification Number)
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250 Vesey Street
New York, New York 10281
(212) 449-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________

Copies to:

Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts
Semiconductor HOLDRSSM Trust

The Semiconductor HOLDRSSM trust issues Depositary Receipts called Semiconductor HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market integrated circuitry and other products known as semiconductors, which allow for increased speed and functionality in components used in computers and other electronic devices. The Bank of New York is the trustee. You only may acquire, hold or transfer Semiconductor HOLDRS in a round-lot amount of 100 Semiconductor HOLDRS or round-lot multiples. Semiconductor HOLDRS are separate from the underlying deposited common stocks that are represented by the Semiconductor HOLDRS. For a list of the names and the number of shares of the companies that make up a Semiconductor HOLDR, see “Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS” starting on page 10. The Semiconductor HOLDRSSM trust will issue Semiconductor HOLDRS on a continuous basis.

Investing in Semiconductor HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Semiconductor HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Semiconductor HOLDRS are not interests in the Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Semiconductor HOLDRS are listed on the American Stock Exchange under the symbol “SMH.” On August 9, 2007, the last reported sale price of Semiconductor HOLDRS on the American Stock Exchange was $37.60.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

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This prospectus contains information you should consider when making your investment decision. With respect to information about Semiconductor HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Semiconductor HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Semiconductor HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences — Non-U.S. Receipt Holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Semiconductor HOLDRS or of the underlying securities through an investment in the Semiconductor HOLDRS.

SUMMARY

The Semiconductor HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of April 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the semiconductor business. Companies involved in the semiconductor industry develop, manufacture and market integrated circuitry and other products made from semiconductors, which allow for increased speed and functionality in components for computers and other electronic devices. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Semiconductor HOLDRS is specified under “Highlights of Semiconductor HOLDRS — The “Semiconductor HOLDRS.” This group of common stocks, and the securities of any company that may be added to Semiconductor HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 19 companies included in Semiconductor HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Semiconductor HOLDRS are separate from the underlying securities that are represented by the Semiconductor HOLDRS. On August 9, 2007 there were 49,814,100 Semiconductor HOLDRS outstanding.

RISK FACTORS

An investment in Semiconductor HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Semiconductor HOLDRS, including the risks associated with a concentrated investment in semiconductor companies.

General Risk Factors

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Loss of investment. Because the value of Semiconductor HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Semiconductor HOLDRS if the underlying securities decline in value.

•	Discount trading price. Semiconductor HOLDRS may trade at a discount to the aggregate value of the underlying securities.

•
Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, a Semiconductor HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Semiconductor HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the semiconductor industry. At the time of the initial offering, the companies included in Semiconductor HOLDRS were generally considered to be involved in various aspects of the semiconductor industry. However, the market price of the underlying securities and the Semiconductor HOLDRS may not necessarily follow the price movements of the entire semiconductor industry. If the underlying securities decline in value, your investment in the Semiconductor HOLDRS will decline in value even if common stock prices of companies involved in the semiconductor industry generally increase in value. In addition, since the time of the initial offering, the companies included in Semiconductor HOLDRS may not be involved in the semiconductor industry. In this case, Semiconductor HOLDRS may not consist of securities issued only by companies in the semiconductor industry.

•
Not necessarily comprised of solely semiconductor companies. As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Semiconductor HOLDRS and that are not involved in the semiconductor industry may be included in the Semiconductor HOLDRS. The securities of a new company will only be distributed from the Semiconductor HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Semiconductor HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Semiconductor HOLDRS provides no assurance that each new company included in the Semiconductor HOLDRS will be involved in the semiconductor industry. Currently, the underlying securities included in the Semiconductor HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Semiconductor HOLDRS, and yet not be involved in the semiconductor industry. In addition, the GICS sector classifications of securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Semiconductor HOLDRS, which may also result in the inclusion in the Semiconductor HOLDRS of the securities of a new company that is not involved in the semiconductor industry.

•
No investigation of underlying securities. The underlying securities initially included in the Semiconductor HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the semiconductor industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Semiconductor HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Semiconductor HOLDRS may not necessarily be a diversified investment in the semiconductor industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Semiconductor HOLDRS, may also reduce diversification. Semiconductor HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

•
Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Semiconductor HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Semiconductor HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Semiconductor HOLDRS will involve payment of a cancellation fee to the trustee.

•
Trading halts. Trading in Semiconductor HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Semiconductor HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Semiconductor HOLDRS, you will not be able to trade Semiconductor HOLDRS and you will only be able to trade the underlying securities if you cancel your Semiconductor HOLDRS and receive each of the underlying securities.

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Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Semiconductor HOLDRS. If the Semiconductor HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Semiconductor HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted. There are currently 19 companies whose securities are included in Semiconductor HOLDRS.

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Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Semiconductor HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

•
Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Semiconductor HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Semiconductor Business

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The stock prices of companies in the semiconductor industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Semiconductor HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the common stocks of semiconductor companies have been extremely volatile. Semiconductor companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

•	general market fluctuations;

•	actual or anticipated variations in companies' quarterly operating results;

•	announcements of technological innovations or new services by competitors of the companies included in the Semiconductor HOLDRS;

•	announcements by semiconductor companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	failure to integrate or realize projected benefits from acquisitions;

•	manufacturing yields;

•	changes in government regulations;

•	fluctuations in quarterly and annual operating results; and

•	difficulty in obtaining additional financing.

In addition, the trading prices of semiconductor stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many semiconductor stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of semiconductor companies, generally, could depress the stock prices of a semiconductor company regardless of semiconductor companies' results. Other broad market and industry factors may decrease the stock price of semiconductor stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of semiconductor stocks. For example, there can be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of semiconductor stocks.

As a result of fluctuations in the trading prices of the companies included in the Semiconductor HOLDRS, the trading price of Semiconductor HOLDRS has fluctuated significantly. The initial offering price of Semiconductor HOLDR, on May 4, 2000, was $93.32 and during 2006, the price of a Semiconductor HOLDR reached a high of $40.14 and a low of $29.18.

•
Companies whose common stocks are included in the Semiconductor HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose common stocks are included in the Semiconductor HOLDRS. Companies whose common stocks are included in the Semiconductor HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose common stocks are included in the Semiconductor HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the semiconductor business.

•
Reduced demand for end-user products, underutilization of manufacturing capacity, and other factors could adversely impact the operating results of companies whose common stocks are included in the Semiconductor HOLDRS. During the 1990s and continuing into 2000, the semiconductor industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Many of the companies whose common stocks are included in the Semiconductor HOLDRS were adversely affected by a general economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate their semiconductor devices. There can be no assurance that this reduction in demand for end-user products will not continue in the future.

•
Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition. The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by semiconductor companies. The equipment manufacturing, data communications and storage, and telecommunications markets which semiconductor companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, pricing pressure and changing customer demands. It is necessary for semiconductor companies to adapt to rapidly changing technologies, adapt their services to evolving industry standards and to continually improve the price, performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many semiconductor companies. New product research and development may be costly and time-consuming.

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Some of the companies involved in the semiconductor industry are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business, which could adversely affect their operating results. Some of the companies which comprise the Semiconductor HOLDRS have lines of business that do not relate to the semiconductor business and which may present additional risks not mentioned in this prospectus. The operating results of these semiconductor companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the semiconductor business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

•
The semiconductor industry is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. The semiconductor industry is highly cyclical and has been subject to significant economic downturns at various times. These downturns are typically characterized by diminished product demand, production overcapacity, accelerated decline of average selling prices and reduced revenues. In addition, many semiconductor companies' operating results have been harmed in the past by industry-wide fluctuations in demand for semiconductors, resulting in under-utilization of companies' manufacturing capacity. Semiconductor companies’ revenues depend in large part on the continued growth of various electronics industries that use semiconductors, and can fluctuate dramatically depending on the supply and demand balance within the industry. Semiconductor companies' business could be harmed in the future by cyclical conditions in the semiconductor industry or by slower growth in any of the markets for semiconductor products.

•
Many semiconductor companies have created new technologies for the semiconductor industry and currently rely on a limited number of customers as purchasers of their products and services. If new customers do not adopt these technologies for use in their systems, the operating results and financial condition of these semiconductor companies may be adversely affected. In addition, many semiconductor products are marketed to equipment manufacturers who may be reluctant to change suppliers and incorporate different technologies into their products due to the significant costs associated with qualifying a new supplier. As a result, semiconductor companies may experience barriers to future sales opportunities.

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Many semiconductor companies rely on a single supplier or a limited number of suppliers for the parts and raw materials used in their products, and if quality parts and materials are not delivered by the suppliers on a timely basis, these companies will not be able to manufacture and deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many semiconductor companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing could adversely affect many semiconductor companies' ability to deliver their products and meet customer needs, especially since many semiconductor companies do not maintain extensive inventories of parts and materials for manufacturing. There can be no assurance that semiconductor companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

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The manufacturing processes are highly complex, costly and potentially vulnerable to impurities and other disruptions that can significantly increase costs and delay product shipments to customers. The manufacturing processes of many semiconductor companies are highly complex, require advanced and costly equipment, and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields, interrupt production and result in loss of customers. As system complexity has increased and technologies have become more advanced, manufacturing tolerances have been reduced and requirements for precision have become even more demanding. There can be no assurance that semiconductor companies will not experience production difficulties that cause delivery delays and quality control problems.

•
The semiconductor industry is very competitive, and a semiconductor company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Semiconductor access services can be based on several different technologies, and the competition among semiconductor companies to convince a provider to select its technology can be intense. The semiconductor market is new and rapidly evolving, and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies that compete with, or make obsolete, the existing technologies. Failure to accurately identify emerging technological trends and demand for product features and performance characteristics could place a semiconductor company at a severe competitive disadvantage. Many semiconductor companies face significant competition from other companies that have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

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Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many semiconductor companies are active acquirers of other companies as part of their business plans. There can be no assurance that many semiconductor companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that these companies will be able to develop the capabilities necessary to exploit newly acquired technologies. There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, semiconductor companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

•
The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many semiconductor companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

•	general economic, social and political conditions;

•	the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

•	differing tax rates, tariffs, exchange controls or other similar restrictions;

•	currency fluctuations;

•
changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

•	reduction in the number or capacity of qualified manufacturing subcontractors in international markets.

•
Inability to adequately protect proprietary rights may harm the competitive positions of many semiconductor companies. Many semiconductor companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, semiconductor companies may be subject to claims that their products and services infringe the intellectual property rights of others. Patent disputes are possible and can preclude the successful introduction of new products and technologies. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require semiconductor companies to enter into royalty or licensing agreements.

•
Many semiconductor companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success of many semiconductor companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these semiconductor companies will be able to continue to attract and retain qualified personnel.

HIGHLIGHTS OF SEMICONDUCTOR HOLDRS

This discussion highlights information regarding Semiconductor HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Semiconductor HOLDRS.

Issuer	Semiconductor HOLDRS Trust.

The trust
The Semiconductor HOLDRS Trust was formed under the depositary trust agreement, dated as of April 24, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee
The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Semiconductor HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Semiconductor HOLDRS.

Purpose of Semiconductor HOLDRS
Semiconductor HOLDRS are designed to achieve the following:

Diversification. Semiconductor HOLDRS are designed to allow you to diversify your investment in the semiconductor industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Semiconductor HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Semiconductor HOLDRS, and can cancel their Semiconductor HOLDRS to receive each of the underlying securities represented by the Semiconductor HOLDRS.

Transaction costs. The expenses associated with buying and selling Semiconductor HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets
The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the semiconductor business. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement -Distributions” and “-Reconstitution events.” There are currently 19 companies included in the Semiconductor HOLDRS.

The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Semiconductor HOLDRS
The trust has issued, and may continue to issue, Semiconductor HOLDRS that represent an undivided beneficial ownership interest in the shares of U.S.-traded common stock that are held by the trust. The Semiconductor HOLDRS themselves are separate from the underlying securities that are represented by the Semiconductor HOLDRS.

The following chart provides:

•    the names of the 19 issuers of the underlying securities currently represented by a Semiconductor HOLDR,

•    the stock ticker symbols,

•    the share amounts currently represented by a round-lot of 100 Semiconductor HOLDRS, and

•    the principal U.S. market on which the shares of common stock of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary Trading Market
Advanced Micro Devices, Inc.	AMD	4	NYSE
Altera Corporation	ALTR	6	NASDAQ
Amkor Technology, Inc.	AMKR	2	NASDAQ
Analog Devices, Inc.	ADI	6	NYSE
Applied Materials, Inc.	AMAT	26	NASDAQ
Atmel Corporation	ATML	8	NASDAQ
Broadcom Corporation	BRCM	3	NASDAQ
Intel Corporation	INTC	30	NASDAQ
KLA-Tencor Corporation	KLAC	3	NASDAQ
Linear Technology Corporation	LLTC	5	NASDAQ
LSI Corporation(1)	LSI	5	NYSE
Maxim Integrated Products, Inc.	MXIM	5	NASDAQ
Micron Technology, Inc.	MU	9	NYSE
National Semiconductor Corporation	NSM	6	NYSE
Novellus Systems, Inc.	NVLS	2	NASDAQ
SanDisk Corporation	SNDK	2	NASDAQ
Teradyne, Inc.	TER	3	NYSE
Texas Instruments, Inc.	TXN	22	NYSE
Xilinx, Inc.	XLNX	5	NASDAQ
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(1) Effective April 6, 2007, LSI Logic Corporation (NYSE ticker “LSI”), an underlying constituent of the Semiconductor HOLDRS Trust, changed its name to LSI Corporation. The ticker and CUSIP remain the same.

The companies whose securities were included in the Semiconductor HOLDRS at the time Semiconductor HOLDRS were originally issued were generally considered to be among the 20 largest and most liquid companies with U.S.-traded common stock involved in the semiconductor industry, as measured by market capitalization and trading volume on April 17, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

The number of outstanding Semiconductor HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases
You may acquire Semiconductor HOLDRS in two ways:

•    through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

•    through a cash purchase in the secondary trading market.

Issuance and cancellation fees

If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Semiconductor HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS. If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS.

Commissions
If you choose to deposit underlying securities in order to receive Semiconductor HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees
The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to	You have the right to withdraw the underlying securities upon request by

Semiconductor HOLDRS
delivering a round-lot or integral multiple of a round-lot of Semiconductor HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Semiconductor HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Semiconductor HOLDRS represents your beneficial ownership of the underlying securities. Owners of Semiconductor HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Semiconductor HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Semiconductor HOLDRS and the right to surrender Semiconductor HOLDRS to receive the underlying securities. Semiconductor HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Semiconductor HOLDRS. However, due to the nature of Semiconductor HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Semiconductor HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Semiconductor HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Semiconductor HOLDRS would need to surrender their Semiconductor HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

Your retain the right to receive any reports and communications that the issuers of underlying securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Semiconductor HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Semiconductor HOLDRS “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the Semiconductor HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Semiconductor HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Semiconductor HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Semiconductor HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement withdrawal of underlying securities.”

Ownership rights in fractional shares in the
underlying securities
As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, a Semiconductor HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Semiconductor HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Semiconductor HOLDRS are outstanding and each round-lot of 100 Semiconductor HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Semiconductor HOLDRS. If holders of 50,000 round-lots of 100 Semiconductor HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Semiconductor HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events
The depositary trust agreement provides for the automatic distribution of underlying securities from the Semiconductor HOLDRS to you in the following four circumstances:

A.    If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

B.    If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

C.    If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Semiconductor HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.    If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Semiconductor HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Semiconductor HOLDRS as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Semiconductor HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Semiconductor HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Semiconductor HOLDRS or distributed to you.

Standard & Poor’s sector classifications
Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Semiconductor HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events
A.    The Semiconductor HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted.

B.    The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C.    Beneficial owners of at least 75% of outstanding Semiconductor HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to 10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences

The U.S. federal income tax laws will treat a U.S. holder of Semiconductor HOLDRS as directly owning the underlying securities. The Semiconductor HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing
The Semiconductor HOLDRS are listed on the American Stock Exchange under the symbol “SMH.” On August 9, 2007 the last reported sale price of the Semiconductor HOLDRS on the American Stock Exchange was $37.60.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Semiconductor HOLDRS. Bid and ask prices, however, are quoted per single Semiconductor HOLDRS.

Clearance and settlement
Semiconductor HOLDRS have been issued only in book-entry form. Semiconductor HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see “Description of Semiconductor HOLDRS.”

THE TRUST

General. This discussion highlights information about the Semiconductor HOLDRS Trust. You should read this information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depository trust agreement before you purchase Semiconductor HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Semiconductor HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of April 24, 2000. The depository trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Semiconductor HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Semiconductor HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Semiconductor HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

DESCRIPTION OF SEMICONDUCTOR HOLDRS

The trust has issued Semiconductor HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Semiconductor HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

Semiconductor HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS.”

Beneficial owners of Semiconductor HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Semiconductor HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Semiconductor HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Semiconductor HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Semiconductor HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Semiconductor HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement-Withdrawal of underlying securities.”

Semiconductor HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Semiconductor HOLDRS are available only in book-entry form. Owners of Semiconductor HOLDRS may hold their Semiconductor HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the semiconductor industry and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the semiconductor business as measured by market capitalization and trading volume.

The Semiconductor HOLDRS may no longer consist exclusively of securities issued by companies involved in the semiconductor business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the semiconductor business and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Semiconductor HOLDRS, please refer to “Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Semiconductor HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. or any of their affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Semiconductor HOLDR, measured at the close of the business day, on May 1, 1998, and thereafter as of the end of each month through August 9, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1998	Closing Price	1999	Closing Price	2000	Closing Price	2001	Closing Price
May 1	22.19	January 29	34.32	January 31	64.80	January 31	56.92
May 29	18.22	February 26	29.10	February 29	88.73	February 28	40.92
June 30	18.21	March 31	30.47	March 31	95.22	March 30	40.97
July 31	19.49	April 30	30.81	April 28	94.96	April 30	50.35
August 31	15.18	May 28	30.74	May 31	85.42	May 31	45.32
September 30	17.59	June 30	38.03	June 30	91.43	June 29	46.25
October 30	20.88	July 30	40.19	July 31	82.73	July 31	46.05
November 30	24.06	August 31	45.00	August 31	95.94	August 31	43.38
December 31	27.73	September 30	43.21	September 29	68.29	September 28	29.45
		October 29	47.51	October 31	63.56	October 31	35.48
		November 30	50.81	November 30	46.75	November 30	42.38
		December 31	58.39	December 29	47.31	December 31	41.46

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price
January 31	45.00	January 31	21.40	January 30	41.73	January 31	31.26
February 28	40.12	February 28	23.51	February 27	40.72	February 28	33.92
March 28	46.32	March 31	23.07	March 31	39.30	March 31	32.48
April 30	41.33	April 30	26.28	April 30	35.19	April 29	30.84
May 31	38.40	May 30	29.84	May 28	38.70	May 31	34.27
June 28	30.17	June 30	28.16	June 30	37.62	June 30	33.62
July 31	26.85	July 31	32.22	July 30	32.78	July 29	37.30
August 30	24.08	August 29	37.29	August 31	29.25	August 31	36.95
September 30	19.20	September 30	34.21	September 30	30.18	September 30	36.92
October 31	23.90	October 31	41.46	October 29	32.33	October 31	33.68
November 29	29.26	November 28	43.61	November 30	32.39	November 30	37.34
December 31	22.16	December 31	41.45	December 31	33.28	December 30	36.68

2006	Closing Price	2007	Closing Price
January 31	37.55	January 31	33.86
February 28	36.98	February 28	34.44
March 31	36.24	March 30	33.53
April 28	37.57	April 29	36.58
May 31	34.02	May 31	36.70
June 30	32.92	June 29	38.10
July 31	31.43	July 31	37.70
August 31	34.13	August 9	37.62
September 29	34.25
October 31	33.93
November 30	34.53
December 29	33.61

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of April 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Semiconductor HOLDRS, provides that Semiconductor HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depository trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

The trustee. The Bank of New York serves as trustee for Semiconductor HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Semiconductor HOLDRS. You may create and cancel Semiconductor HOLDRS only in round-lots of 100 Semiconductor HOLDRS. You may create Semiconductor HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS. Similarly, you must surrender Semiconductor HOLDRS in integral multiples of 100 Semiconductor HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Semiconductor HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Semiconductor HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Semiconductor HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Semiconductor HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Semiconductor HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Semiconductor HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Semiconductor HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Semiconductor HOLDRS.

Further issuances of Semiconductor HOLDRS. The depositary trust agreement provides for further issuances of Semiconductor HOLDRS on a continuous basis without your consent.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Semiconductor HOLDRS to you in the following four circumstances:

A.
If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

B.
If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

C.
If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Semiconductor HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.
If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Semiconductor HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than the underlying securities represented in the Semiconductor HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Semiconductor HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Semiconductor HOLDRS will be distributed from the Semiconductor HOLDRS to you.

Standard & Poor’s sector classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Semiconductor HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Semiconductor HOLDRS will surrender their Semiconductor HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Semiconductor HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Semiconductor HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Semiconductor HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Semiconductor HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Semiconductor HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Semiconductor HOLDRS.

Issuance and cancellation fees. If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS. If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create Semiconductor HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Semiconductor HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Semiconductor HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Semiconductor HOLDRS for:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

•
a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. Receipt Holders”); and

•
any individual, corporation, estate or trust that is neither a U.S. Receipt Holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. Receipt Holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Semiconductor HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Semiconductor HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. Receipt Holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Semiconductor HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Semiconductor HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Internet Architecture HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Semiconductor HOLDRS

A U.S. Receipt Holder purchasing and owning Semiconductor HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Semiconductor HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. Receipt Holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. Receipt Holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Semiconductor HOLDRS by U.S. Receipt Holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. Receipt Holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. Receipt Holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. Receipt Holder who leverages its investment in Semiconductor HOLDRS. U.S. Receipt Holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. Receipt Holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Semiconductor HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. Receipt Holder sells Internet Architecture HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. Receipt Holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Semiconductor HOLDRS for cash in the secondary market, a U.S. Receipt Holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Semiconductor HOLDRS. Similarly, with respect to sales of Semiconductor HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Semiconductor HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Semiconductor HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. Receipt Holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. Receipt Holder’s holding period with respect to the distributed securities will include the period that the U.S. Receipt Holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. Receipt Holder includes this fee in its tax basis in the underlying securities. A U.S. Receipt Holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Semiconductor HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. Receipt Holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. Receipt Holder’s investment in the underlying securities and may be deductible. If a U.S. Receipt Holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. Receipt Holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•
a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and

•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below),

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. Receipt Holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. Receipt Holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. receipt foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. Receipt Holders, “financial services income” for taxable years beginning before January 1, 2007. For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. Receipt Holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. Receipt Holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of any underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. Receipt Holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. Receipt Holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. Receipt Holders of Semiconductor HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. Receipt Holders of Semiconductor HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. Receipt Holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or

•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. Receipt Holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Semiconductor HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. Receipt Holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. Receipt Holders

A non-U.S. Receipt Holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. Receipt Holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder, then those dividends will be exempt from withholding tax, provided the non-U.S. Receipt Holder complies with applicable certification and disclosure requirements.

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. Receipt Holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. Receipt Holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. Receipt Holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. Receipt Holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service (the I.R.S.).

A non-U.S. Receipt Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Semiconductor HOLDRS or of the underlying securities unless:

•
that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. Receipt Holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. Receipt Holder,

•
in the case of any gain realized by an individual non-U.S. Receipt Holder, the non U.S. Receipt Holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•
the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. Receipt Holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. Receipt Holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. Receipt Holder, also be subject to the branch profits tax. We recommend that non-U.S. Receipt Holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Internet Architecture HOLDRS (or the underlying securities). If you are a non-corporate U.S. Receipt Holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. Receipt Holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. Receipt Holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. Receipt Holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Semiconductor HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Semiconductor HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Semiconductor HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Semiconductor HOLDRS. The trust delivered the initial distribution of Semiconductor HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Semiconductor HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Semiconductor HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Semiconductor HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Semiconductor HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Semiconductor HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Semiconductor HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Semiconductor HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Semiconductor HOLDRS. This prospectus relates only to Semiconductor HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Semiconductor HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Semiconductor HOLDRS, have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus.

The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005 and 2006, through August 9, 2007. The historical prices of the underlying securities should not be taken as an indication of future performance.

ADVANCED MICRO DEVICES, INC. (AMD)

Advanced Micro Devices, Inc. provides processing solutions for the computing, graphics, and consumer electronics markets in the United States, Europe, and Asia. The company offers single-core and dual-core microprocessor products for servers, workstations, notebooks, and desktop personal computers (PCs); embedded microprocessor products; and 3D graphics, video, and multimedia products and chipsets for desktop and notebook PCs, such as home media PCs, professional workstations, and servers. The company also provides products for consumer electronic devices, such as mobile phones, digital TVs, and game consoles. The company markets and sells its products through its own direct sales force and through third-party distributors and independent representatives.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	16.05	January	5.24	January	14.86	January	15.80	January	41.80	January	15.55
February	13.50	February	5.49	February	15.00	February	17.45	February	38.67	February	15.07
March	14.71	March	6.18	March	16.23	March	16.12	March	33.16	March	13.06
April	11.18	April	7.44	April	14.22	April	14.23	April	32.35	April	13.82
May	11.43	May	7.28	May	15.55	May	16.40	May	30.89	May	14.27
June	9.72	June	6.41	June	15.90	June	17.34	June	24.42	June	14.30
July	8.03	July	7.30	July	12.49	July	20.08	July	19.39	July	13.54
August	8.85	August	11.29	August	11.43	August	20.77	August	24.99
September	5.34	September	11.11	September	13.00	September	25.20	September	24.85
October	6.14	October	15.2	October	16.82	October	23.22	October	21.27
November	9.00	November	17.97	November	21.28	November	26.18	November	21.57
December	6.46	December	14.9	December	22.02	December	30.60	December	20.35

The closing price on August 9, 2007 was $13.08.

ALTERA CORPORATION (ALTR)

Altera Corporation engages in the design, manufacture, and marketing of programmable logic devices, structured application-specific integrated circuit devices, predefined design building blocks or intellectual property cores, and associated development tools. The company’s products serve a range of customers within the communications, computer and storage, consumer, and industrial market segments. Altera markets and sells its products through its own direct sales force, sales representatives and distributors.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	25.12	January	10.98	January	22.40	January	19.20	January	19.31	January	20.05
February	19.07	February	12.53	February	22.12	February	20.74	February	20.04	February	21.11
March	21.87	March	13.54	March	20.48	March	19.78	March	20.64	March	19.99
April	20.56	April	15.81	April	19.99	April	20.73	April	21.84	April	22.54
May	18.03	May	19.30	May	22.89	May	22.18	May	19.56	May	22.81
June	13.60	June	16.43	June	22.16	June	19.80	June	17.55	June	22.13
July	11.83	July	19.18	July	20.82	July	21.87	July	17.31	July	23.20
August	10.71	August	22.49	August	18.92	August	21.88	August	20.23
September	8.67	September	18.93	September	19.57	September	19.11	September	18.38
October	11.72	October	20.28	October	22.71	October	16.66	October	18.44
November	14.53	November	25.36	November	22.68	November	18.26	November	19.89
December	12.33	December	22.65	December	20.70	December	18.53	December	19.68

The closing price on August 9, 2007 was $25.45.

AMKOR TECHNOLOGY, INC. (AMKR)

Amkor Technology, Inc. provides semiconductor assembly and test services in the United States. The company offers packaging solutions, including leadframe and laminate packages using wirebond and flip chip formats. In addition, Amkor Technology offers a line of test services comprising wafer probe, final test, strip test, marking, bake, dry pack, and tape and reel, as well as drop shipment for analog, digital, logic, mixed signal, and radio frequency semiconductor devices. Moreover, the company offers engineering services, including conversion of single site to multisite, test program development, test hardware development, and test program conversion. The company also operates in China, Hong Kong, Japan, Korea, Singapore, Taiwan, and internationally.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	18.03	January	4.89	January	17.39	January	4.43	January	5.63	January	10.53
February	13.88	February	4.75	February	15.32	February	4.37	February	8.88	February	11.53
March	22.31	March	5.17	March	14.63	March	3.86	March	8.64	March	12.48
April	20.10	April	7.57	April	8.04	April	3.23	April	12.09	April	13.99
May	14.87	May	11.13	May	10.28	May	3.56	May	9.51	May	14.22
June	6.22	June	13.16	June	8.18	June	4.53	June	9.46	June	15.75
July	3.94	July	14.68	July	4.05	July	4.66	July	6.18	July	12.36
August	2.25	August	17.57	August	3.80	August	5.10	August	5.67
September	2.38	September	14.21	September	3.65	September	4.36	September	5.15
October	3.52	October	18.85	October	4.98	October	5.28	October	6.91
November	7.26	November	19.52	November	5.50	November	6.20	November	10.23
December	4.76	December	18.14	December	6.68	December	5.60	December	9.34

The closing price on August 9, 2007 was $9.80.

ANALOG DEVICES, INC. (ADI)

Analog Devices, Inc. designs, manufactures, and markets analog, mixed-signal, and digital signal processing integrated circuits. The company’s products are used in signal processing for industrial, communication, computer, and consumer applications. The company sells its products worldwide through a direct sales force, third-party distributors and independent sales representatives, as well as through the Internet.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	43.80	January	23.93	January	47.85	January	35.89	January	39.77	January	32.75
February	37.21	February	29.16	February	49.90	February	36.72	February	38.14	February	36.31
March	45.04	March	27.50	March	48.01	March	36.14	March	38.29	March	34.49
April	36.96	April	33.12	April	42.60	April	34.11	April	37.92	April	38.62
May	36.62	May	38.55	May	49.15	May	37.08	May	33.73	May	36.21
June	29.70	June	34.82	June	47.08	June	37.31	June	32.14	June	37.64
July	24.10	July	37.95	July	39.70	July	39.20	July	32.33	July	35.45
August	24.10	August	41.00	August	34.72	August	36.45	August	30.64
September	19.70	September	38.02	September	38.78	September	37.14	September	29.39
October	26.80	October	44.33	October	40.26	October	34.78	October	31.82
November	30.69	November	19.75	November	36.95	November	37.92	November	32.52
December	23.87	December	45.65	December	36.92	December	35.87	December	32.87

The closing price on August 9, 2007 was $37.81.

APPLIED MATERIALS, INC. (AMAT)

Applied Materials, Inc. develops, manufactures, markets and services semiconductor fabrication equipment and related spare parts for the semiconductor industry. Applied Materials’ products are used to build chips, a key component in advanced electronic products such as computers, telecommunications devices and other digital devices. The company also manufactures and services equipment to fabricate flat panel displays. The company markets and sells its products primarily in North America and Europe, as well as in Japan, Korea, Taiwan and the Asia-Pacific region to semiconductor wafer manufacturers and semiconductor integrated circuit/chip manufacturers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	21.83	January	11.97	January	21.69	January	15.90	January	19.05	January	17.73
February	21.74	February	12.98	February	21.25	February	17.45	February	18.32	February	18.57
March	27.14	March	12.58	March	21.33	March	16.25	March	17.51	March	18.32
April	24.32	April	14.62	April	18.27	April	14.87	April	17.95	April	19.22
May	22.18	May	15.56	May	19.97	May	16.42	May	16.91	May	19.10
June	19.02	June	15.84	June	19.62	June	16.18	June	16.28	June	19.87
July	14.87	July	19.46	July	20.82	July	18.48	July	15.76	July	22.04
August	13.36	August	21.63	August	18.92	August	18.32	August	16.90
September	11.55	September	18.13	September	16.49	September	16.96	September	17.73
October	15.03	October	23.33	October	16.10	October	16.36	October	17.39
November	17.05	November	24.24	November	16.64	November	18.11	November	18.01
December	13.03	December	22.44	December	17.10	December	17.94	December	18.45

The closing price on August 9, 2007 was $22.39.

ATMEL CORPORATION (ATML)

Atmel Corporation engages in the design, development, manufacture, and sale of a range of integrated circuits (IC) products. The company operates in four segments: Application-Specific Integrated Circuit (ASIC), Microcontrollers, Nonvolatile Memories, and Radio Frequency and Automotive. The ASIC segment offers custom application specific integrated circuits designed to meet specialized requirements for their high performance devices in various applications. The Microcontrollers segment provides various proprietary and standard microcontrollers, which contain embedded nonvolatile memory, and military and aerospace application specific products. The Nonvolatile Memories segment consists of serial interface electrically erasable programmable read-only memory and serial interface Flash memory products. The Radio Frequency and Automotive segment includes products designed for the automotive industry, including wireless and wired devices for industrial, consumer, and automotive applications; and provides foundry services that produce radio frequency products for the mobile telecommunications market. The company sells its products directly to original equipment manufacturers; and indirectly to distributors through manufacturers’ representatives, or through national and regional distributors.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	7.70	January	2.05	January	7.07	January	3.06	January	3.95	January	5.98
February	7.23	February	1.75	February	6.89	February	3.15	February	4.55	February	5.54
March	10.14	March	1.60	March	6.50	March	2.95	March	4.72	March	5.03
April	9.00	April	1.84	April	5.84	April	2.31	April	5.24	April	5.32
May	8.22	May	3.03	May	6.36	May	3.00	May	4.80	May	5.59
June	6.26	June	2.54	June	5.92	June	2.36	June	5.55	June	5.56
July	3.15	July	3.20	July	4.28	July	2.34	July	4.79	July	5.39
August	2.31	August	4.58	August	3.49	August	2.06	August	5.78
September	1.06	September	4.017	September	3.62	September	2.06	September	6.04
October	1.67	October	5.64	October	3.18	October	2.44	October	5.75
November	3.51	November	6.73	November	3.55	November	3.35	November	5.05
December	2.23	December	6.01	December	3.92	December	3.09	December	6.05

The closing price on August 9, 2007 was $4.55.

BROADCOM CORPORATION (BRCM)

Broadcom Corporation designs, develops, and supplies semiconductors for wired and wireless communications markets. Broadcom’s product portfolio includes solutions for digital cable, satellite, and Internet protocol set-top boxes; high definition television; high definition DVD players and personal video recording devices; cable and digital subscriber line modems, and residential gateways; high-speed transmission and switching for local, metropolitan, wide area, and storage networking; system I/O server solutions; broadband network and security processors; wireless and personal area networking; cellular communications; mobile multimedia and applications processors; mobile power management; and voice over Internet protocol gateway and telephony systems. Broadcom markets and sells its products through its own direct sales force, third-party distributors and representatives.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	28.31	January	9.03	January	27.06	January	21.22	January	45.47	January	31.92
February	20.43	February	9.65	February	26.93	February	21.50	February	45.10	February	34.09
March	23.93	March	8.23	March	26.01	March	19.95	March	43.16	March	32.07
April	23.00	April	11.93	April	25.22	April	19.93	April	41.11	April	32.55
May	15.03	May	16.34	May	28.23	May	23.69	May	33.79	May	30.56
June	11.69	June	16.61	June	31.07	June	23.69	June	30.33	June	29.25
July	12.51	July	13.51	July	23.57	July	28.51	July	23.96	July	32,81
August	10.99	August	18.18	August	18.09	August	29.00	August	29.39
September	7.12	September	17.77	September	18.19	September	31.28	September	30.34
October	7.99	October	21.29	October	18.03	October	28.28	October	30.27
November	13.03	November	24.26	November	21.68	November	31.01	November	32.83
December	10.04	December	22.68	December	21.52	December	31.43	December	32.31

The closing price on August 9, 2007 was $35.84.

INTEL CORPORATION (INTC)

Intel Corporation engages in the manufacture and sale of semiconductor chips, as well as in the development of advanced integrated digital technology platforms for the computing and communications industries worldwide. The company offers microprocessor products, as well as in embedded designs, such as industrial equipment, point-of-sale systems, panel PCs, automotive information/entertainment systems, and medical equipment. The company also offers chipset products that send data between the microprocessor and the input, display, and storage devices; motherboards that have connectors for attaching devices to the bus; Flash memory products; NAND flash memory products primarily for memory cards, digital audio players, and cellular phones; wired and wireless connectivity products used to translate and transmit data in packets across networks; communications infrastructure products; and networked storage products used in a range of Internet devices. The company’s customers include original equipment manufacturers, original design manufacturers, PC and network communications products users, and other manufacturers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	35.04	January	15.70	January	30.52	January	22.45	January	21.26	January	20.96
February	28.55	February	17.26	February	29.20	February	23.99	February	20.60	February	19.86
March	30.41	March	16.28	March	27.20	March	23.23	March	19.46	March	19.13
April	28.61	April	18.37	April	25.73	April	23.52	April	19.98	April	21.50
May	27.62	May	20.82	May	28.55	May	26.96	May	18.02	May	22.18
June	18.27	June	20.81	June	27.60	June	26.02	June	19.00	June	23.74
July	18.79	July	24.89	July	24.38	July	27.14	July	18.00	July	23.62
August	16.67	August	28.59	August	21.29	August	25.72	August	19.57
September	13.89	September	27.52	September	20.06	September	24.65	September	20.57
October	17.30	October	32.95	October	22.26	October	23.50	October	21.34
November	20.88	November	33.54	November	22.38	November	26.68	November	21.40
December	15.57	December	32.05	December	23.39	December	24.96	December	20.25

The closing price on August 9, 2007 was $23.92.

KLA-TENCOR CORPORATION (KLAC)

KLA-Tencor Corporation provides process control and yield management solutions for the semiconductor and related microelectronics industries worldwide. The company engages in the design, manufacture, and sale of equipment consisting of patterned and unpatterned wafer inspection, optical overlay metrology, electron-beam review, reticle and photomask inspection, spectroscopic, and film and surface measurement tools, as well as yield analysis and defect classification software to provide fab-wide yield management solutions. The company’s offerings are categorized into four groups: defect inspection, metrology, services, and software and other. Defect inspection tools are used to detect, count, classify, and characterize particles, pattern defects, surface anomalies, and electrical failures during various stages of the IC manufacturing process. The company offers metrology and process window optimization products that provide a range of critical measurements needed by fabs to manage their manufacturing process. KLA-Tencor delivers yield management services spanning various technology nodes. The company’s software solutions include yield management and analysis solutions, computational lithography solutions, and solutions for the data storage industry. KLA-Tencor sells its products through direct sales force primarily in the United States, Japan, Europe, and Asia-Pacific region.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	57.28	January	32.64	January	57.02	January	46.25	January	51.98	January	49.25
February	57.91	February	35.75	February	52.71	February	49.41	February	52.23	February	51.74
March	66.50	March	35.94	March	50.28	March	46.01	March	48.36	March	53.32
April	58.97	April	41.00	April	41.70	April	38.95	April	48.16	April	55.55
May	52.13	May	46.23	May	48.18	May	45.41	May	41.04	May	54.98
June	43.99	June	46.46	June	49.38	June	43.68	June	41.57	June	54.95
July	39.39	July	51.65	July	41.23	July	51.70	July	42.19	July	56.79
August	32.91	August	59.45	August	37.37	August	50.71	August	43.91
September	27.94	September	51.60	September	41.48	September	48.76	September	44.47
October	35.61	October	57.27	October	45.53	October	46.30	October	49.17
November	44.17	November	58.53	November	45.06	November	51.19	November	51.67
December	35.37	December	58.54	December	46.58	December	49.33	December	49.75

The closing price on August 9, 2007 was $59.41.

LINEAR TECHNOLOGY CORPORATION (LLTC)

Linear Technology Corporation designs, manufactures and markets a broad line of standard high-performance linear integrated circuits. Applications for Linear Technology products include telecommunications; cellular telephones; networking products, such as power over Ethernet switches; notebook computers; computer peripherals; video/multimedia; industrial instrumentation; security monitoring devices; consumer products, such as digital cameras and MP3 players; complex medical devices; automotive electronics; factory automation; process control; and military and space systems. Linear Technology products include amplifiers for video and data signals, voltage regulators and circuits to transfer signals within electronic systems and data converters. Linear Technology markets and sells its products through its own direct sales force, distributors and representatives.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	41.37	January	26.13	January	39.97	January	37.74	January	37.21	January	30.95
February	36.83	February	30.67	February	40.03	February	39.06	February	36.86	February	33.19
March	44.22	March	30.87	March	37.09	March	38.31	March	35.08	March	31.59
April	38.86	April	34.44	April	35.64	April	35.75	April	35.50	April	37.42
May	37.25	May	36.43	May	39.79	May	37.50	May	33.75	May	35.89
June	31.43	June	32.38	June	39.47	June	36.69	June	33.49	June	36.18
July	27.08	July	36.75	July	39.10	July	38.86	July	32.35	July	35.65
August	26.22	August	41.24	August	35.77	August	37.93	August	34.01
September	20.72	September	35.93	September	36.24	September	37.59	September	31.12
October	27.64	October	42.61	October	37.88	October	33.21	October	31.12
November	33.23	November	43.19	November	38.16	November	37.31	November	32.14
December	25.72	December	42.07	December	38.76	December	36.07	December	30.32

The closing price on August 9, 2007 was $35.41.

LSI CORPORATION (LSI)

LSI Corporation designs, develops, and markets semiconductors and storage systems. The company’s Semiconductor segment provides standard products and custom solutions to customers in the storage and consumer markets. The company’s Storage Systems segment provides storage systems, sub-assemblies, and storage management software that operate within open operating systems. The company also offers direct-attach RAID solutions, such as integrated RAID in its storage IC and adapter products; software-based RAID products; and MegaRAID products that encompass integrated single-chip RAID on motherboard solutions, and PCI and PCI Express RAID controller boards. LSI sells its products to original equipment manufacturers through direct sales force and channel customers worldwide.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	16.58	January	4.41	January	10.29	January	6.11	January	9.15	January	9.40
February	14.99	February	4.44	February	10.10	February	6.38	February	9.75	February	10.16
March	17.00	March	4.52	March	9.34	March	5.59	March	11.56	March	10.44
April	12.85	April	5.36	April	7.44	April	5.36	April	10.65	April	8.50
May	11.40	May	6.40	May	8.20	May	7.36	May	9.73	May	8.68
June	8.75	June	7.08	June	7.62	June	8.49	June	8.95	June	7.51
July	7.80	July	9.31	July	5.09	July	9.76	July	8.20	July	7.20
August	7.33	August	11.54	August	4.83	August	9.64	August	8.05
September	6.35	September	8.99	September	4.31	September	9.85	September	8.22
October	5.90	October	9.24	October	4.55	October	8.11	October	10.05
November	8.54	November	9.41	November	5.29	November	8.21	November	10.66
December	5.77	December	8.87	December	5.48	December	8.00	December	9.00

The closing price on August 9, 2007 was $6.22.

MAXIM INTEGRATED PRODUCTS, INC. (MXIM)

Maxim Integrated Products, Inc. engages in the design, development, manufacture, and marketing of a range of linear and mixed-signal integrated circuits. The company also provides a range of design processes and capabilities that can be used in custom designs. Its products include data converters, interface circuits, microprocessor supervisors, operational amplifiers, power supplies, multiplexers, delay lines, clocks, microcontrollers, switches, battery chargers, battery management circuits, RF circuits, fiber optic transceivers, hot-swap controllers, sensors, voltage references, and T/E transmission products. The company offers its products in various markets, including automotive, communications, consumer, data processing, industrial control, instrumentation, and medical industries. The company sells its products worldwide through a direct sales and applications organization, as well as through its own and other unaffiliated distribution channels.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	55.49	January	31.21	January	51.00	January	39.01	January	41.04	January	30.80
February	45.76	February	34.54	February	49.90	February	43.02	February	39.09	February	32.75
March	55.71	March	36.12	March	46.97	March	40.87	March	37.15	March	29.40
April	49.80	April	39.33	April	46.04	April	37.31	April	35.26	April	31.72
May	46.00	May	39.20	May	50.97	May	39.40	May	30.73	May	30.75
June	38.33	June	34.10	June	52.42	June	38.22	June	32.11	June	33.41
July	35.18	July	38.93	July	48.10	July	41.97	July	29.38	July	31.70
August	31.61	August	44.96	August	43.32	August	42.65	August	29.10
September	24.76	September	39.39	September	42.29	September	42.65	September	28.08
October	31.84	October	49.64	October	43.99	October	34.68	October	30.01
November	42.05	November	52.17	November	40.96	November	36.53	November	31.48
December	33.04	December	49.58	December	42.39	December	36.24	December	30.62

The closing price on August 9, 2007 was $30.70.

MICRON TECHNOLOGY, INC. (MU)

Micron Technology, Inc. engages in the manufacture and marketing of semiconductor devices worldwide. The company offers a series of dynamic random access memory products, which provide data storage and retrieval. The company also offers NAND flash memory products, which are electrically re-writeable, non-volatile semiconductor devices that retain memory content when power is turned off; and complementary metal-oxide semiconductor image sensors that capture and process images into pictures or video for various consumer and industrial applications. The company’s products are used in a range of electronic applications, including personal computers, workstations, network servers, and mobile phones; consumer applications, such as flash memory cards, USB storage devices, digital still cameras, and MP3 players, as well as in automotive applications. The company offers its products to original equipment manufacturers through direct sales force, independent sales representatives, distributors, and its Web-based customer direct sales division.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	33.75	January	8.21	January	16.11	January	10.41	January	14.68	January	12.95
February	32.15	February	7.99	February	15.04	February	11.50	February	15.51	February	11.86
March	32.90	March	8.14	March	16.71	March	10.34	March	14.72	March	12.08
April	23.70	April	8.50	April	13.62	April	9.71	April	16.97	April	11.47
May	23.58	May	11.32	May	15.03	May	10.98	May	16.56	May	12.18
June	20.22	June	11.75	June	15.31	June	10.21	June	15.06	June	12.53
July	19.49	July	14.64	July	13.53	July	11.88	July	15.59	July	11.87
August	17.25	August	14.36	August	11.51	August	11.91	August	17.28
September	12.37	September	13.42	September	12.03	September	13.30	September	17.40
October	16.00	October	14.34	October	12.18	October	12.99	October	14.45
November	15.81	November	13.01	November	11.08	November	14.26	November	14.60
December	9.74	December	13.47	December	12.35	December	13.31	December	13.96

The closing price on August 9, 2007 was $12.50.

NATIONAL SEMICONDUCTOR CORPORATION (NSM)

National Semiconductor Corporation engages in the design, development, manufacture and marketing of a range of semiconductor products. NSM supplies analog and mixed-signal semiconductor products to various markets, such as the industrial, communications, computing, consumer, medical, automotive, wireless handsets, Liquid crystal display monitors, personal computers and digital television markets in the Americas, Europe, Japan and the Asia Pacific region. The company offers operational and audio amplifiers; power references, regulators, and switches; communication interface circuits; analog to digital converters; radio frequency integrated circuits; flat panel display drivers and signal processors; local area and wireless networking and wireless communications; and products for personal systems and personal communications. The company also offers microcontrollers, advanced input/output personal computer products, connectivity processors and embedded Bluetooth solutions.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	28.21	January	13.20	January	19.24	January	16.93	January	28.21	January	23.13
February	25.15	February	17.13	February	19.68	February	19.95	February	28.05	February	25.63
March	33.69	March	17.04	March	22.22	March	20.61	March	27.84	March	24.14
April	31.52	April	18.73	April	20.40	April	19.08	April	29.98	April	26.30
May	30.70	May	24.96	May	21.67	May	20.12	May	25.68	May	26.92
June	29.17	June	19.72	June	21.99	June	22.03	June	23.85	June	28.27
July	18.11	July	11.78	July	17.15	July	24.71	July	23.26	July	25.99
August	15.99	August	14.57	August	13.33	August	24.93	August	24.29
September	11.94	September	16.15	September	15.49	September	26.20	September	23.53
October	13.28	October	20.32	October	16.70	October	22.63	October	24.29
November	20.30	November	22.30	November	15.46	November	25.88	November	24.19
December	15.01	December	19.71	December	17.95	December	25.98	December	22.70

The closing price on August 9, 2007 was $24.72.

NOVELLUS SYSTEMS, INC. (NVLS)

Novellus Systems, Inc. engages in the manufacture, marketing, and servicing of semiconductor equipment for thin film deposition, surface preparation, and chemical mechanical planarization. The company offers chemical vapor deposition (CVD), physical vapor deposition (PVD), Electrofill, surface preparation, and chemical mechanical planarization (CMP) technologies. Novellus Systems also manufactures high-precision machine manufacturing tools. The company sells its products through direct sales force and manufacturer's representatives in Europe, the United States, Korea, Japan, China, Taiwan, and southeast Asia.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	42.71	January	29.45	January	34.03	January	26.15	January	28.35	January	30.83
February	42.59	February	29.15	February	32.05	February	29.54	February	26.73	February	32.20
March	54.14	March	27.27	March	31.67	March	26.73	March	24.00	March	32.02
April	47.40	April	28.03	April	28.94	April	23.43	April	24.70	April	32.37
May	42.48	May	34.67	May	33.29	May	26.69	May	23.16	May	30.69
June	34.00	June	36.65	June	31.44	June	24.71	June	24.70	June	28.37
July	26.99	July	35.80	July	27.01	July	28.85	July	25.28	July	28.52
August	24.46	August	39.96	August	24.43	August	26.81	August	27.92
September	20.81	September	33.60	September	26.64	September	25.08	September	27.66
October	31.60	October	41.25	October	25.91	October	21.86	October	27.65
November	36.29	November	43.76	November	26.94	November	24.67	November	31.22
December	28.08	December	42.05	December	27.89	December	24.12	December	34.42

The closing price on August 9, 2007 was $25.90.

SANDISK CORPORATION (SNDK)

SanDisk Corporation designs, develops, manufactures, and markets flash storage card products used in various consumer electronics products. The company’s products include removable cards, universal serial bus flash drives, and flash-based MP3 players. The company’s flash storage technology allows data to be stored in a consumption format, as well as a durable and compact format that retains the data after the power has been turned off. The company’s products are used in digital cameras, mobile phones, universal serial bus drives, gaming consoles, MP3 players, and other digital devices and are also embedded in various systems for the enterprise, industrial, military, and other markets. SanDisk Corporation sells its products through original equipment manufacturers, retailers, and distributors and has operations in North America, Japan, Europe, the Middle East, and Africa.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	15.41	January	15.25	January	27.15	January	24.70	January	67.36	January	40.18
February	14.71	February	16.68	February	25.42	February	26.88	February	60.34	February	36.42
March	21.70	March	16.82	March	28.36	March	27.80	March	57.52	March	43.80
April	16.36	April	24.19	April	23.15	April	23.70	April	63.83	April	43.45
May	14.00	May	36.34	May	24.62	May	25.97	May	56.27	May	43.55
June	12.40	June	40.57	June	21.69	June	23.73	June	50.98	June	48.94
July	14.40	July	28.35	July	24.32	July	33.82	July	46.66	July	53.63
August	16.21	August	30.23	August	23.35	August	38.83	August	58.87
September	13.11	September	31.86	September	29.12	September	48.24	September	53.54
October	19.77	October	40.30	October	20.87	October	58.88	October	48.10
November	27.75	November	40.41	November	22.58	November	51.06	November	44.40
December	20.30	December	30.60	December	24.97	December	62.82	December	43.03

The closing price on August 9, 2007 was $56.46.

TERADYNE, INC. (TER)

Teradyne, Inc. manufactures and sells automatic test equipment worldwide. The company offers semiconductor test systems used for wafer level and device package testing. These chips are used in automotive, communications, consumer, computer, and electronic game applications. The company also provides assembly test systems comprising in-circuit test systems, imaging inspection systems, and military/aerospace test systems and instrumentation. In addition, Teradyne offers diagnostic solutions, which include original equipment manufacturers (OEMs) service diagnostics to find faults in vehicles, and vehicle configuration and test solutions to the automotive OEMs and subcontractors; and broadband test systems for testing lines and qualifying lines for digital subscriber line telephone networks.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	29.86	January	10.39	January	26.90	January	14.03	January	17.42	January	14.90
February	33.51	February	11.59	February	24.65	February	15.42	February	16.79	February	16.11
March	39.43	March	11.64	March	23.83	March	14.60	March	15.51	March	16.54
April	32.95	April	11.60	April	20.38	April	11.02	April	16.86	April	17.45
May	27.08	May	17.15	May	22.29	May	13.01	May	15.57	May	17.02
June	23.50	June	17.31	June	22.70	June	11.97	June	13.93	June	17.58
July	15.00	July	16.45	July	17.10	July	15.53	July	13.14	July	15.69
August	12.65	August	17.83	August	12.87	August	16.80	August	14.04
September	9.60	September	18.60	September	13.40	September	16.50	September	13.16
October	12.11	October	22.78	October	16.56	October	13.54	October	14.02
November	16.39	November	25.17	November	17.06	November	14.63	November	14.90
December	13.01	December	25.45	December	17.07	December	14.57	December	14.96

The closing price on August 9, 2007 was $15.41.

TEXAS INSTRUMENTS, INC. (TXN)

Texas Instruments Incorporated engages in the design, manufacture, marketing, and sale of high-technology components in the United States, Asia, Europe, Japan, and rest of the world. The company operates in two segments, Semiconductor and Education Technology. The Semiconductor segment offers analog semiconductors and digital signal processors, which are used in applications that serve the communications, computer, consumer electronic, automotive, and industrial markets. The Semiconductor segment also designs and manufactures DLP digital display technology used in projectors and high-definition televisions; reduced instruction-set computing microprocessors used in high-end computer servers; microcontrollers used for applications in automotive, industrial motors and controls, meters, and consumer products; and standard logic devices that are used to manage the interchange and manipulation of signals within a system in consumer products and communications. This segment sells its products to original equipments manufacturers, original design manufacturers, contract manufacturers, and distributors. The Education Technology segment supplies graphing handheld calculators; business and scientific calculators; and classroom tools and professional development resources to help students and teachers interactively explore math and science. This segment sells its products through retailers and instructional dealers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	31.21	January	15.90	January	31.35	January	23.21	January	29.23	January	31.19
February	29.35	February	16.75	February	30.65	February	26.47	February	29.85	February	30.96
March	33.10	March	16.37	March	29.22	March	25.49	March	32.47	March	30.10
April	30.93	April	18.49	April	25.10	April	24.96	April	34.71	April	34.37
May	28.67	May	20.50	May	26.11	May	27.64	May	31.23	May	35.36
June	23.70	June	17.60	June	24.18	June	28.07	June	30.29	June	37.63
July	23.15	July	18.87	July	21.33	July	31.76	July	29.78	July	35.19
August	19.70	August	23.85	August	19.54	August	32.68	August	32.59
September	14.77	September	22.80	September	21.28	September	33.90	September	33.25
October	15.86	October	28.92	October	24.45	October	28.55	October	30.18
November	20.01	November	29.76	November	24.18	November	32.48	November	29.55
December	15.01	December	29.38	December	24.62	December	32.07	December	28.80

The closing price on August 9, 2007 was $33.13.

XILINX, INC. (XLNX)

Xilinx, Inc. engages in the design, development, and marketing of programmable logic solutions. The company’s solutions include advanced integrated circuits, software design tools, predefined system functions are delivered as intellectual property cores, design services, customer training, field engineering, and technical support services. The company's programmable logic devices include field programmable gate arrays and complex programmable logic devices that customers program to perform desired logic functions. The company also provides Xilinx ISE, an integrated software environment, integrates with a range of third-party electronic design automation software offerings; solutions for the areas of DSP and embedded processing for solving system level problems of non-traditional users, such as system architects and software engineers; programmable and in-system programmable storage devices to configure Xilinx FPGAs; and education, design, and support services. The company sells its products to original equipment manufacturers and electronic components distributors through independent domestic and foreign distributors, direct sales, network of independent sales representative firms, and a direct sales management organization in North America, the Asia Pacific, Europe, and Japan.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	43.35	January	19.79	January	41.90	January	29.19	January	28.16	January	24.30
February	35.92	February	22.90	February	41.99	February	30.20	February	27.28	February	25.62
March	39.86	March	23.41	March	37.76	March	29.23	March	25.46	March	25.73
April	37.76	April	27.05	April	33.61	April	26.94	April	27.67	April	29.48
May	35.26	May	29.90	May	36.48	May	27.77	May	26.00	May	28.48
June	22.43	June	25.30	June	33.31	June	25.50	June	22.65	June	26.77
July	19.19	July	26.26	July	29.43	July	28.35	July	20.31	July	25.00
August	19.32	August	30.88	August	37.48	August	28.08	August	22.87
September	15.84	September	28.43	September	27.00	September	27.85	September	21.95
October	18.99	October	31.77	October	30.60	October	23.95	October	25.51
November	24.64	November	37.59	November	31.22	November	26.44	November	26.82
December	20.60	December	38.63	December	29.67	December	25.21	December	23.81

The closing price on August 9, 2007 was $25.43.

1,000,000,000 Depositary Receipts

Semiconductor HOLDRSSM Trust

P R O S P E C T U S

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.   Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:                                     *

Name:  Joseph F. Regan
Title:    First Vice President, Chief Financial Officer and
             Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer,
	Robert J. McCann	Chairman of the Board

	*	Director and Senior Vice President
Carlos M. Morales

	*	Director and Senior Vice President
Candace E. Browning

	*	Director and Executive Vice President
Gregory J. Fleming

	*	First Vice President, Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1
Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*4.2
Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*5.1
Opinion of Shearman & Sterling LLP regarding the validity of the Semiconductor HOLDRS Receipts, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*8.1
Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on March 27, 2000 as part of the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.2	Power of Attorney of Dominic A. Carone, filed on November 28, 2000, as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.3	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

*24.5	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.

*24.6	Power of Attorney of Robert J. McCann and Joseph F. Regan.

* Previously filed.